BankBoston, N. A.
100 Federal Street
Boston, Massachusetts 02110


August 19, 1997


Mr. Gary Klocek
Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 10997

Dear Gary:

BankBoston, N.A. is pleased to confirm that we hold available for Jones Apparel Group, Inc., a $55,000,000 364-day uncommitted letter of credit facility to extend through July 5, 1998.

The availability of borrowings under this facility is subject to (i) our usual reservation that we continue to be satisfied with the affairs of Jones Apparel Group, Inc.; (ii) the execution of documentation for this facility that is satisfactory to the Bank and (iii) any changes in government regulations or monetary policy.

If the foregoing is satisfactory, please execute and return the enclosed copy of this letter.

                           Very truly yours,
                           BankBoston, N.A.

                           By /s/ Nancy E. Fuller
                           Nancy E. Fuller, Director

                           /s/ Terese A. McLaughlin, Assistant Vice President


Accepted:
Jones Apparel Group, Inc.
By /s/ Gary R. Klocek
Date 9-10-97